Exhibit 99.1

NEWS RELEASE
For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Third Quarter Results:

•                  Net sales up 15.4%

•                  Adjusted EBITDA up 12.2%

•                  As reported EPS from continuing operations of $(0.06) vs. $0.25

•                  As adjusted EPS from continuing operations of $0.45 vs. $0.34

Princeton, New Jersey; October 28, 2008 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced a 15.4% increase in net sales and a 12.2% increase in Adjusted EBITDA for the third quarter of 2008, as compared to the same period last year.

Diluted loss per share from continuing operations for the third quarter of 2008 was $(0.06), including after-tax net non-recurring and other special charges of $0.51 primarily related to foreign exchange losses on intercompany financing activities, as well as mark-to-market valuation losses on interest rate hedges.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $0.45 in the third quarter of 2008. Diluted earnings per share from continuing operations for the third quarter of 2007 were $0.25, including after-tax net non-recurring and other special charges of $0.09 primarily related to mark-to-market valuation losses on interest rate hedges.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $0.34 in the third quarter of 2007.

Commenting on the quarter, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “Despite the difficult economic environment, Rockwood’s fundamental strategic strengths have enabled us to post three quarters of good results this year.  A strong portfolio of market-leading global businesses, our inorganic raw material base and focus on innovation, productivity and cost controls have enabled us to continue to grow our sales and Adjusted EBITDA, while generating Adjusted EBITDA margins in line with our goals.”

The highlights from continuing operations for the third quarter and nine months ended September 30, 2008 are as follows:

•                  Net sales were $880.8 million for the third quarter of 2008, up 15.4% compared to $763.1 million for the same period in the prior year.  Net sales were $2,647.8 million for the nine months ended September 30, 2008, up 16.1% compared to $2,281.1 million for the same period in the prior year.

•                  Adjusted EBITDA was $163.2 million for the third quarter of 2008, up 12.2% compared to $145.5 million for the same period in the prior year.  Adjusted EBITDA was $507.5 million for the nine months ended September 30, 2008, up 13.0% compared to $449.3 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA were up 10.4% and 5.9%, respectively, for the third quarter of 2008, and were up 8.2% and 4.1%, respectively, for the nine months ended September 30, 2008.

•                  Net loss from continuing operations for the third quarter of 2008 was $(4.8) million, including after-tax net non-recurring and other special charges of $39.5 million.  Net income from continuing operations for the third quarter of 2007 was $19.2 million, including after-tax net non-recurring and other special charges of $7.1 million.

Net income from continuing operations for the nine months ended September 30, 2008 was $99.5 million, including after-tax net non-recurring and other special charges of $30.1 million.  Net income from continuing operations for the nine months ended September 30, 2007 was $66.8 million, including after-tax net non-recurring and other special charges of $20.6 million.

•                  As previously announced, we completed the Titanium Dioxide Pigments venture with Kemira Oyj (“Kemira”) in September 2008 and the sale of our Pool and Spa Chemicals business in October 2008.  The results of the Pool and Spa Chemicals business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Third quarter results by segment, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Higher selling prices and increased volumes helped drive a 22.2% increase in net sales and a 35.4% increase in Adjusted EBITDA.

•                  Our Fine Chemicals business benefited primarily from higher selling prices as well as increased volumes of lithium products.

•                  Our Surface Treatment business benefited from higher selling prices, increased volumes, particularly in general industrial applications, and the impact from bolt-on acquisitions.

•                  In both businesses, improved results were partially offset by higher raw material costs.

•                  Performance Additives:  Net sales increased 9.6% primarily due to the acquisition of the global color pigments business of Elementis plc in August 2007.  Adjusted EBITDA declined 29.9% primarily as a result of lower volumes of construction-related products.

•                  Higher raw material costs also had a negative impact on Adjusted EBITDA.  These higher raw material costs were partially offset by increased selling prices.

•                  Titanium Dioxide Pigments:  Net sales increased 23.6% and Adjusted EBITDA increased 9.6%.  However, net sales and Adjusted EBITDA declined excluding the impact of the venture with Kemira and the favorable impact of currency changes.

•                  Market conditions, including pricing pressure and current industry overcapacity, have continued to negatively impact this segment.

•                  Lower volumes for titanium dioxide products, primarily commodity grade, as well as higher energy costs, had a significant effect on results.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 13.2% and 24.1%, respectively.

•                  Results were favorably impacted by increased volumes of medical products.

•                  Productivity improvements also favorably impacted Adjusted EBITDA.

•                  Specialty Compounds:  Net sales decreased 1.7%, while Adjusted EBITDA increased 1.3%.

•                  Net sales were down slightly due to lower volumes in wire and cable applications.

•                  Adjusted EBITDA increased slightly due to lower operating costs, partially offset by higher raw material costs.

•                  Other Items:

•                  Interest expense decreased $0.7 million in the third quarter of 2008 compared to the same period in the prior year.  The third quarter of 2008 and 2007 included losses of $10.0 million and $13.4 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedges.  The remaining interest expense increase of $2.7 million was primarily due to increased debt levels related to the Titanium Dioxide Pigments venture with Kemira.

•                  Income tax provision. The income tax provision in the third quarter of 2008 was $10.3 million on income from continuing operations before taxes and minority interest of $4.5 million.  The effective tax rate in the third quarter of 2007 was 42.3%.  The income tax provision in the third quarter of 2008 was impacted by domestic losses, primarily due to foreign exchange losses and mark-to-market losses on interest rate hedges.  This was partially offset by the allocation of tax benefits to continuing operations.

•                  Foreign exchange loss of $26.5 million for the third quarter of 2008 was due to the impact of the weaker euro as of September 30, 2008 versus June 30, 2008 primarily related to euro-denominated intercompany financing transactions.

•                  Free cash flow was an inflow of $92.1 million for the nine months ended September 30, 2008. This amount consists of net cash provided by operating activities from continuing operations of $239.5 million plus non-recurring items and other, net of

$7.2 million and proceeds on the sale of property, plant and equipment of $2.5 million, less capital expenditures of $157.1 million.

•                  Net debt, which is total debt less cash and cash equivalents, was $2,423.6 million as of September 30, 2008 compared to $2,231.3 million as of December 31, 2007.  The increase in net debt was primarily due to increased debt levels related to the Titanium Dioxide Pigments venture with Kemira, partially offset by the impact of currency changes.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the third quarter ended September 30, 2008, on Tuesday, October 28, 2008 at 3 p.m. Daylight Savings Time.  The dial-in number to access the conference call in the U.S. is (877) 209-0397 and the international dial-in number is (612) 332-0630.  No access code is needed for either call.  A replay of the conference call will be available through November 12, 2008 at (800) 475-6701 in the U.S., access code: 960105, and internationally at (320) 365-3844, access code: 960105.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call.  The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow, net income (loss)/diluted earnings (loss) per share from continuing operations excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income (loss) is contained in the press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity.  Our presentation of free cash flow is defined as net cash from operating activities, plus non-recurring items and other, net and proceeds on the sale of property, plant and equipment (excludes sales of property, plant and equipment related to sales of businesses) less capital expenditures. Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income (loss) from continuing operations excluding certain items nor diluted earnings per share from continuing operations excluding certain items is intended to be an alternative for net income (loss) or diluted earnings (loss) per share.  Management believes that net income (loss) and diluted earnings (loss) per share from continuing operations excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein.  These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,000 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

###

The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2007 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$880.8	$763.1	$2,647.8	$2,281.1
Cost of products sold	623.3	525.8	1,834.5	1,549.2

Gross profit	257.5	237.3	813.3	731.9

Selling, general and administrative expenses	170.3	148.8	512.7	441.7
Restructuring charges, net	3.4	2.9	5.7	8.9
Gain on sale of assets and other	(2.7)	(0.1)	(1.8)	(5.3)

Operating income	86.5	85.7	296.7	286.6

Other income (expenses):
Interest expense (a)	(56.3)	(57.0)	(139.7)	(158.6)
Interest income	0.6	1.7	4.2	10.1
Loss on early extinguishment of debt	—	—	—	(18.6)
Refinancing expenses	—	—	—	(0.9)
Foreign exchange (loss) gain, net	(26.5)	7.8	(12.2)	11.3
Other, net	0.2	(0.1)	0.7	(0.1)
Other income (expenses), net	(82.0)	(47.6)	(147.0)	(156.8)

Income from continuing operations before taxes and minority interest	4.5	38.1	149.7	129.8
Income tax provision	10.3	16.1	50.6	56.8

(Loss) income from continuing operations before minority interest	(5.8)	22.0	99.1	73.0
Minority interest in continuing operations	1.0	(2.8)	0.4	(6.2)
Net (loss) income from continuing operations	(4.8)	19.2	99.5	66.8

Income from discontinued operations, net of tax	1.5	5.5	2.9	15.6
Gain on sale of discontinued operations, net of tax	—	—	—	115.7
Minority interest in discontinued operations	—	—	—	(0.1)

Net (loss) income	$(3.3)	$24.7	$102.4	$198.0

Basic (loss) earnings per share:
(Loss) earnings from continuing operations	$(0.06)	$0.26	$1.35	$0.91
Earnings from discontinued operations, net of tax	0.02	0.07	0.03	1.77
Basic (loss) earnings per share	$(0.04)	$0.33	$1.38	$2.68

Diluted (loss) earnings per share:
(Loss) earnings from continuing operations	$(0.06)	$0.25	$1.30	$0.88
Earnings from discontinued operations, net of tax	0.02	0.07	0.03	1.72
Diluted (loss) earnings per share	$(0.04)	$0.32	$1.33	$2.60

Weighted average number of basic shares outstanding	74,039	73,820	73,957	73,801

Weighted average number of diluted shares outstanding	74,039	76,383	76,795	76,155

(a) Interest expense includes:
Interest expense on debt	$(43.9)	$(41.4)	$(125.8)	$(136.3)
Mark-to-market losses on interest rate swaps	(10.0)	(13.4)	(6.8)	(15.4)
Deferred financing costs	(2.4)	(2.2)	(7.1)	(6.9)
Total	$(56.3)	$(57.0)	$(139.7)	$(158.6)

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$410.3	$350.1
Accounts receivable, net	585.6	460.3
Inventories	629.4	526.9
Deferred income taxes	24.6	22.6
Prepaid expenses and other current assets	68.7	69.7
Assets of discontinued operations	64.3	75.2
Total current assets	1,782.9	1,504.8
Property, plant and equipment, net	1,770.3	1,508.5
Goodwill	1,738.2	1,730.0
Other intangible assets, net	725.1	675.9
Deferred debt issuance costs, net of accumulated amortization of $36.9 and $31.2, respectively	40.9	41.1
Deferred income taxes	15.8	15.4
Other assets	60.2	39.2
Total assets	$6,133.4	$5,514.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$276.5	$284.9
Income taxes payable	11.6	9.5
Accrued compensation	89.6	81.5
Restructuring liability	10.5	14.0
Accrued expenses and other current liabilities	223.6	164.3
Deferred income taxes	7.9	7.2
Long-term debt, current portion	81.4	107.4
Liabilities of discontinued operations	14.8	17.7
Total current liabilities	715.9	686.5
Long-term debt	2,752.5	2,474.0
Pension and related liabilities	324.5	327.5
Deferred income taxes	165.8	109.4
Other liabilities	178.4	168.8
Total liabilities	4,137.1	3,766.2
Minority interest	377.2	175.3
Performance restricted stock units	5.2	1.8

Stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,153 shares issued and 74,058 shares outstanding at September 30, 2008; 400,000 shares authorized, 73,989 shares issued and 73,895 shares outstanding at December 31, 2007)	0.7	0.7
Paid-in capital	1,161.5	1,156.2
Accumulated other comprehensive income	305.6	371.0
Retained earnings	147.5	45.1
Treasury stock, at cost	(1.4)	(1.4)
Total stockholders’ equity	1,613.9	1,571.6
Total liabilities and stockholders’ equity	$6,133.4	$5,514.9

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$102.4	$198.0
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(2.9)	(15.6)
Gain on sale of discontinued operations, net of tax	—	(115.7)
Minority interest in discontinued operations	—	0.1
Depreciation and amortization	190.6	152.6
Deferred financing costs amortization	7.1	6.9
Loss on early extinguishment of debt (including $4.1 of non-cash write-offs on deferred financing costs)	—	18.6
Foreign exchange loss (gain)	12.2	(11.3)
Fair value adjustment of derivatives	6.8	15.4
In-process research and development	2.8	—
Bad debt provision	0.9	1.2
Stock-based compensation	6.3	2.4
Deferred income taxes	14.2	24.3
Gain on sale of assets and other	(1.8)	(5.3)
Minority interest in continuing operations	(0.4)	6.2
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(60.5)	(35.7)
Inventories, including inventory write-up reversal	(45.0)	(1.1)
Prepaid expenses and other assets	6.4	(5.7)
Accounts payable	(29.1)	(25.0)
Income taxes payable	3.4	5.8
Accrued expenses and other liabilities	26.1	39.8
Net cash provided by operating activities of continuing operations	239.5	255.9
Net cash provided by operating activities of discontinued operations	11.9	35.9
Net cash provided by operating activities	251.4	291.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees paid, net of cash acquired	(181.7)	(168.3)
Post closing purchase price consideration	29.1	—
Capital expenditures, excluding capital leases	(157.1)	(135.5)
Proceeds from formation of Viance joint venture, net	—	73.0
Proceeds on sale of assets	4.3	13.7
Net cash used in investing activities of continuing operations	(305.4)	(217.1)
Net cash (used in) provided by investing activities of discontinued operations, including sale proceeds of $421.1 for the nine months ended September 30, 2007	(5.1)	416.3
Net cash (used in) provided by investing activities	(310.5)	199.2
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	2.4	0.7
Titanium Dioxide Pigments venture financing	362.5	—
Payment of assumed debt to Titanium Dioxide Pigments venture minority shareholder	(141.4)	—
Repayment of 2011 Notes	—	(273.4)
Repayment of senior secured credit facilities	(68.7)	(57.1)
Repayment of senior secured credit facilities revolver	—	(37.0)
Payments on other long-term debt	(30.7)	(22.2)
Financing costs	(5.0)	—
Payments related to early extinquishment of debt	—	(14.5)
Distribution to minority shareholder	(3.9)	—
Net cash provided by (used in) financing activities of continuing operations	115.2	(403.5)
Net cash used in financing activities of discontinued operations	—	—
Net cash provided by (used in) financing activities	115.2	(403.5)
Effect of exchange rate changes on cash and cash equivalents	4.1	(9.6)
Net increase in cash and cash equivalents	60.2	77.9
Less increase in cash and cash equivalents from discontinued operations, net (a)	—	(1.6)
Increase in cash and cash equivalents from continuing operations	60.2	76.3
Cash and cash equivalents of continuing operations, beginning of period	350.1	27.7
Cash and cash equivalents of continuing operations, end of period	$410.3	$104.0

(a) -

Excludes $11.2 of intercompany transfers, net of $4.4 of sale-related cash outflows for the nine months ended September 30, 2008. Excludes sale proceeds of $421.1 and intercompany transfers of $29.5 for the nine months ended September 30, 2007.

Supplemental disclosures of cash flow information:
Interest paid	$104.0	$119.2
Income taxes paid, net of refunds	$32.9	$27.1
Non-cash investing activities:
Acquisition of capital equipment	$8.0	$8.9

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

Net Sales

	Three Months Ended
	September 30,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$319.5	$261.4	22.2%
Performance Additives	223.2	203.7	9.6
Titanium Dioxide Pigments	140.6	113.8	23.6
Advanced Ceramics	126.4	111.7	13.2
Specialty Compounds	68.6	69.8	(1.7)
Corporate and other	2.5	2.7	(7.4)
Total (a)	$880.8	$763.1	15.4%

Adjusted EBITDA

	Three Months Ended
	September 30,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$78.8	$58.2	35.4%
Performance Additives	28.6	40.8	(29.9)
Titanium Dioxide Pigments	23.9	21.8	9.6
Advanced Ceramics	38.1	30.7	24.1
Specialty Compounds	7.9	7.8	1.3
Corporate and other	(14.1)	(13.8)	(2.2)
Adjusted EBITDA from continuing operations	163.2	145.5	12.2
Discontinued operations - Pool and Spa Chemicals	2.7	2.2	22.7
Total Adjusted EBITDA	$165.9	$147.7	12.3%

(a) – Excludes net sales of $19.6 million and $15.7 million for the three months ended September 30, 2008 and 2007, respectively, from the Pool and Spa Chemicals business that was sold in October 2008.  The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

Net Sales

	Nine Months Ended
	September 30,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$966.7	$800.2	20.8%
Performance Additives	676.8	590.8	14.6
Titanium Dioxide Pigments	380.8	334.7	13.8
Advanced Ceramics	404.9	335.8	20.6
Specialty Compounds	210.8	210.2	0.3
Corporate and other	7.8	9.4	(17.0)
Total (a)	$2,647.8	$2,281.1	16.1%

Adjusted EBITDA

	Nine Months Ended
	September 30,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$241.4	$192.8	25.2%
Performance Additives	99.5	119.5	(16.7)
Titanium Dioxide Pigments	60.2	60.9	(1.1)
Advanced Ceramics	121.5	92.2	31.8
Specialty Compounds	26.7	25.4	5.1
Corporate and other	(41.8)	(41.5)	(0.7)
Adjusted EBITDA from continuing operations	507.5	449.3	13.0
Discontinued operations - Pool and Spa Chemicals	5.1	5.9	(13.6)
Total Adjusted EBITDA	$512.6	$455.2	12.6%

(a) – Excludes net sales of $52.0 million and $48.1 million for the nine months ended September 30, 2008 and 2007, respectively, from the Pool and Spa Chemicals business that was sold in October 2008.  The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Net Sales:
Specialty Chemicals	$319.5	$261.4	$58.1	22.2%
Performance Additives	223.2	203.7	19.5	9.6
Titanium Dioxide Pigments	140.6	113.8	26.8	23.6
Advanced Ceramics	126.4	111.7	14.7	13.2
Specialty Compounds	68.6	69.8	(1.2)	(1.7)
Corporate and other	2.5	2.7	(0.2)	(7.4)
Total	$880.8	$763.1	$117.7	15.4%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$17.1	$41.0	15.7%
Performance Additives	2.0	17.5	8.6
Titanium Dioxide Pigments	9.7	17.1	15.0
Advanced Ceramics	10.2	4.5	4.0
Specialty Compounds	(0.7)	(0.5)	(0.7)
Corporate and other	0.2	(0.4)	(14.8)
Total	$38.5	$79.2	10.4%

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$78.8	$58.2	$20.6	35.4%
Performance Additives	28.6	40.8	(12.2)	(29.9)
Titanium Dioxide Pigments	23.9	21.8	2.1	9.6
Advanced Ceramics	38.1	30.7	7.4	24.1
Specialty Compounds	7.9	7.8	0.1	1.3
Corporate and other	(14.1)	(13.8)	(0.3)	(2.2)
Adjusted EBITDA from continuing operations	163.2	145.5	17.7	12.2
Discontinued operations - Pool and Spa Chemicals	2.7	2.2	0.5	22.7
Total Adjusted EBITDA	$165.9	$147.7	$18.2	12.3%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$3.5	$17.1	29.4%
Performance Additives	0.6	(12.8)	(31.4)
Titanium Dioxide Pigments	1.7	0.4	1.8
Advanced Ceramics	3.4	4.0	13.0
Specialty Compounds	0.1	0.0	0.0
Corporate and other	(0.2)	(0.1)	(0.7)
Adjusted EBITDA from continuing operations	9.1	8.6	5.9
Discontinued operations - Pool and Spa Chemicals	—	0.5	22.7
Total Adjusted EBITDA	$9.1	$9.1	6.2%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Net Sales:
Specialty Chemicals	$966.7	$800.2	$166.5	20.8%
Performance Additives	676.8	590.8	86.0	14.6
Titanium Dioxide Pigments	380.8	334.7	46.1	13.8
Advanced Ceramics	404.9	335.8	69.1	20.6
Specialty Compounds	210.8	210.2	0.6	0.3
Corporate and other	7.8	9.4	(1.6)	(17.0)
Total	$2,647.8	$2,281.1	$366.7	16.1%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$76.1	$90.4	11.3%
Performance Additives	14.8	71.2	12.1
Titanium Dioxide Pigments	41.4	4.7	1.4
Advanced Ceramics	44.4	24.7	7.4
Specialty Compounds	1.6	(1.0)	(0.5)
Corporate and other	0.9	(2.5)	(26.6)
Total	$179.2	$187.5	8.2%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$241.4	$192.8	$48.6	25.2%
Performance Additives	99.5	119.5	(20.0)	(16.7)
Titanium Dioxide Pigments	60.2	60.9	(0.7)	(1.1)
Advanced Ceramics	121.5	92.2	29.3	31.8
Specialty Compounds	26.7	25.4	1.3	5.1
Corporate and other	(41.8)	(41.5)	(0.3)	(0.7)
Adjusted EBITDA from continuing operations	507.5	449.3	58.2	13.0
Discontinued operations - Pool and Spa Chemicals	5.1	5.9	(0.8)	(13.6)
Total Adjusted EBITDA	$512.6	$455.2	$57.4	12.6%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$15.9	$32.7	17.0%
Performance Additives	3.0	(23.0)	(19.2)
Titanium Dioxide Pigments	6.4	(7.1)	(11.7)
Advanced Ceramics	14.7	14.6	15.8
Specialty Compounds	0.5	0.8	3.1
Corporate and other	(0.9)	0.6	1.4
Adjusted EBITDA from continuing operations	39.6	18.6	4.1
Discontinued operations - Pool and Spa Chemicals	—	(0.8)	(13.6)
Total Adjusted EBITDA	$39.6	$17.8	3.9%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
($ in millions)	Specialty	Performance	Dioxide	Advanced
Three months ended September 30, 2008	Chemicals	Additives	Pigments	Ceramics

Income (loss) from continuing operations before taxes and minority interest	$44.5	$(5.2)	$(1.5)	$17.0
Interest expense	14.6	7.8	8.6	8.5
Interest income	1.0	1.0	(0.1)	0.1
Depreciation and amortization	17.8	17.2	14.3	11.8
Acquisition-related expenses	0.9	7.0	2.8	0.1
Restructuring charges, net	0.4	0.4	—	0.4
(Gain) loss on sale of assets and other	(0.5)	—	—	0.1
Foreign exchange loss (gain), net	0.3	0.3	(0.1)	0.2
Other	(0.2)	0.1	(0.1)	(0.1)
Adjusted EBITDA from continuing operations	78.8	28.6	23.9	38.1
Discontinued operations - Pool and Spa Chemicals	—	2.7	—	—
Total Adjusted EBITDA	$78.8	$31.3	$23.9	$38.1

($ in millions)	Specialty	Corporate and
Three months ended September 30, 2008	Compounds	other	Consolidated

Income (loss) from continuing operations before taxes and minority interest	$2.5	$(52.8)	$4.5
Interest expense	2.3	14.5	56.3
Interest income	(0.1)	(2.5)	(0.6)
Depreciation and amortization	2.6	1.9	65.6
Acquisition-related expenses	0.6	0.8	12.2
Restructuring charges, net	—	0.4	1.6
(Gain) loss on sale of assets and other	—	(2.3)	(2.7)
Foreign exchange loss (gain), net	—	25.8	26.5
Other	—	0.1	(0.2)
Adjusted EBITDA from continuing operations	7.9	(14.1)	163.2
Discontinued operations - Pool and Spa Chemicals	—	—	2.7
Total Adjusted EBITDA	$7.9	$(14.1)	$165.9

			Titanium
($ in millions)	Specialty	Performance	Dioxide	Advanced
Three months ended September 30, 2007	Chemicals	Additives	Pigments	Ceramics

Income (loss) from continuing operations before taxes and minority interest	$34.9	$15.7	$3.4	$11.4
Interest expense	11.5	6.9	8.0	8.6
Interest income	(1.2)	(0.1)	0.1	(0.1)
Depreciation and amortization	13.5	14.4	10.2	10.1
Acquisition-related expenses	—	3.0	0.4	0.5
Restructuring charges, net	1.4	0.7	—	0.5
(Gain) loss on sale of assets and other	(0.4)	0.2	0.1	—
Foreign exchange gain, net	(0.6)	(0.2)	(0.4)	(0.3)
Other	(0.9)	0.2	—	—
Adjusted EBITDA from continuing operations	58.2	40.8	21.8	30.7
Discontinued operations - Pool and Spa Chemicals	—	2.2	—	—
Total Adjusted EBITDA	$58.2	$43.0	$21.8	$30.7

($ in millions)	Specialty	Corporate and
Three months ended September 30, 2007	Compounds	other	Consolidated

Income (loss) from continuing operations before taxes and minority interest	$3.0	$(30.3)	$38.1
Interest expense	2.3	19.7	57.0
Interest income	(0.3)	(0.1)	(1.7)
Depreciation and amortization	2.9	1.5	52.6
Acquisition-related expenses	(0.1)	1.7	5.5
Restructuring charges, net	—	0.1	2.7
(Gain) loss on sale of assets and other	—	—	(0.1)
Foreign exchange gain, net	—	(6.3)	(7.8)
Other	—	(0.1)	(0.8)
Adjusted EBITDA from continuing operations	7.8	(13.8)	145.5
Discontinued operations - Pool and Spa Chemicals	—	—	2.2
Total Adjusted EBITDA	$7.8	$(13.8)	$147.7

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
($ in millions)	Specialty	Performance	Dioxide	Advanced
Nine months ended September 30, 2008	Chemicals	Additives	Pigments	Ceramics

Income (loss) from continuing operations before taxes and minority interest	$148.7	$13.1	$(9.0)	$59.2
Interest expense	41.0	22.6	26.6	26.4
Interest income	(0.9)	1.1	(0.1)	(0.1)
Depreciation and amortization	51.0	50.9	39.3	35.6
Acquisition-related expenses	2.4	10.8	2.8	0.8
Restructuring charges, net	0.4	0.4	—	0.4
(Gain) loss on sale of assets and other	(0.5)	—	0.8	0.2
Foreign exchange loss (gain), net	—	0.1	(0.1)	(0.9)
Other	(0.7)	0.5	(0.1)	(0.1)
Adjusted EBITDA from continuing operations	241.4	99.5	60.2	121.5
Discontinued operations - Pool and Spa Chemicals	—	5.1	—	—
Total Adjusted EBITDA	$241.4	$104.6	$60.2	$121.5

($in millions)	Specialty	Corporate and
Nine months ended September 30, 2008	Compounds	other	Consolidated

Income (loss) from continuing operations before taxes and minority interest	$10.8	$(73.1)	$149.7
Interest expense	6.9	16.2	139.7
Interest income	(0.4)	(3.8)	(4.2)
Depreciation and amortization	8.3	5.5	190.6
Acquisition-related expenses	1.1	1.2	19.1
Restructuring charges, net	—	0.4	1.6
(Gain) loss on sale of assets and other	—	(2.3)	(1.8)
Foreign exchange loss (gain), net	—	13.1	12.2
Other	—	1.0	0.6
Adjusted EBITDA from continuing operations	26.7	(41.8)	507.5
Discontinued operations - Pool and Spa Chemicals	—	—	5.1
Total Adjusted EBITDA	$26.7	$(41.8)	$512.6

			Titanium
($in millions)	Specialty	Performance	Dioxide	Advanced
Nine months ended September 30, 2007	Chemicals	Additives	Pigments	Ceramics

Income (loss) from continuing operations before taxes and minority interest	$125.6	$61.5	$6.3	$35.3
Interest expense	30.5	11.7	23.9	25.2
Interest income	(2.9)	(0.6)	—	(0.1)
Depreciation and amortization	39.9	40.4	29.9	29.8
Acquisition-related expenses	(0.3)	3.5	1.1	1.5
Restructuring charges, net	1.9	1.0	—	0.9
Loss on early extinguishment of debt	—	1.4	—	—
Refinancing expenses	—	—	—	—
(Gain) loss on sale of assets and other	(0.4)	0.3	0.1	—
Foreign exchange gain, net	(0.3)	(0.2)	(0.4)	(0.4)
Other	(1.2)	0.5	—	—
Adjusted EBITDA from continuing operations	192.8	119.5	60.9	92.2
Discontinued operations - Pool and Spa Chemicals	—	5.9	—	—
Total Adjusted EBITDA	$192.8	$125.4	$60.9	$92.2

($in millions)	Specialty	Corporate and
Nine months ended September 30, 2007	Compounds	other	Consolidated

Income (loss) from continuing operations before taxes and minority interest	$9.0	$(107.9)	$129.8
Interest expense	7.0	60.3	158.6
Interest income	(0.5)	(6.0)	(10.1)
Depreciation and amortization	8.4	4.2	152.6
Acquisition-related expenses	0.4	2.2	8.4
Restructuring charges, net	—	4.1	7.9
Loss on early extinguishment of debt	1.1	16.1	18.6
Refinancing expenses	—	0.9	0.9
(Gain) loss on sale of assets and other	—	(5.3)	(5.3)
Foreign exchange gain, net	—	(10.0)	(11.3)
Other	—	(0.1)	(0.8)
Adjusted EBITDA from continuing operations	25.4	(41.5)	449.3
Discontinued operations - Pool and Spa Chemicals	—	—	5.9
Total Adjusted EBITDA	$25.4	$(41.5)	$455.2

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net (loss) income	$(3.3)	$24.7	$102.4	$198.0
Income from discontinued operations, net of tax	(1.5)	(5.5)	(2.9)	(15.6)
Gain on sale of discontinued operations, net of tax	—	—	—	(115.7)
Minority interest in discontinued operations	—	—	—	0.1
Net (loss) income from continuing operations	(4.8)	19.2	99.5	66.8
Income tax provision	10.3	16.1	50.6	56.8
Minority interest in continuing operations	(1.0)	2.8	(0.4)	6.2
Income from continuing operations before taxes and minority interest	4.5	38.1	149.7	129.8
Interest expense	56.3	57.0	139.7	158.6
Interest income	(0.6)	(1.7)	(4.2)	(10.1)
Depreciation and amortization	65.6	52.6	190.6	152.6
Acquisition-related expenses (a)	12.2	5.5	19.1	8.4
Restructuring charges, net	1.6	2.7	1.6	7.9
Loss on early extinguishment of debt	—	—	—	18.6
Refinancing expenses	—	—	—	0.9
Gain on sale of assets and other	(2.7)	(0.1)	(1.8)	(5.3)
Foreign exchange loss (gain), net	26.5	(7.8)	12.2	(11.3)
Other	(0.2)	(0.8)	0.6	(0.8)
Adjusted EBITDA from continuing operations	163.2	145.5	507.5	449.3
Discontinued operations - Pool and Spa Chemicals	2.7	2.2	5.1	5.9
Total Adjusted EBITDA	$165.9	$147.7	$512.6	$455.2

(a) – Primarily related to inventory write-up reversals, in-process research and development and integration costs related to the Kemira venture formation, as well as the Holliday Pigments and Elementis acquisitions in the Performance Additives segment and other acquisitions.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss)/Diluted Earnings (Loss) Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
	from	from	from	from
	Continuing	Continuing	Continuing	Continuing
	Operations	Operations	Operations	Operations
As reported	$(4.8)	$(0.06)	$19.2	$0.25

Adjustments to expenses from continuing operations:
Foreign exchange losses on financing activities	29.8	0.39	—	—
Mark-to-market swap loss	10.5	0.14	8.2	0.11
Acquisition-related expenses	8.3	0.10	3.4	0.04
Restructuring charges	1.2	0.01	1.7	0.02
Subtotal	49.8	0.64	13.3	0.17

Adjustments to income from continuing operations:
Tax allocation from discontinued operations/other comprehensive income	(7.5)	(0.10)	—	—
Gains on asset sales and other	(2.6)	(0.03)	—	—
Foreign exchange gains on financing activities	—	—	(4.2)	(0.05)
Impact of tax rate changes	—	—	(1.5)	(0.02)
Other	(0.2)	—	(0.5)	(0.01)
Subtotal	(10.3)	(0.13)	(6.2)	(0.08)

Total adjustments from continuing operations	39.5	0.51	7.1	0.09

As adjusted	$34.7	$0.45	$26.3	$0.34

Weighted average number of as adjusted diluted shares outstanding		76,867		76,383

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted EPS from Continuing Operations as Reported to Net Income/Diluted EPS from Continuing Operations as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
	from	from	from	from
	Continuing	Continuing	Continuing	Continuing
	Operations	Operations	Operations	Operations
As reported	$99.5	$1.30	$66.8	$0.88

Adjustments to expenses from continuing operations:
Foreign exchange losses on financing activities	17.5	0.23	—	—
Mark-to-market swap loss	6.5	0.08	9.4	0.12
Acquisition-related expenses	14.2	0.18	5.3	0.07
Restructuring charges	1.1	0.01	5.3	0.07
Loss on early extinguishment of debt	—	—	11.9	0.15
Refinancing expenses	—	—	0.5	0.01
Other	0.6	0.01	—	—
Subtotal	39.9	0.51	32.4	0.42

Adjustments to income from continuing operations:
Tax allocation from discontinued operations/other comprehensive income	(7.9)	(0.10)	—	—
Gains on asset sales and other	(1.9)	(0.02)	(3.5)	(0.05)
Foreign exchange gains on financing activities	—	—	(6.4)	(0.08)
Impact of tax rate changes	—	—	(1.5)	(0.02)
Other	—	—	(0.4)	—
Subtotal	(9.8)	(0.12)	(11.8)	(0.15)

Total adjustments from continuing operations	30.1	0.39	20.6	0.27

As adjusted	$129.6	$1.69	$87.4	$1.15

Weighted average number of diluted shares outstanding		76,795		76,155